UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-1597419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

121 Woodlands Avenue 5, Singapore	739009
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6018-2562

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On June 11, 2026 (US)/June 12, 2026 (Singapore), Seagate Technology Holdings Public Limited Company (the “Company” or “Seagate”) issued a press release regarding the Redemption (described below), a copy of which is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On June 11, 2026, Seagate HDD Cayman, a subsidiary of Seagate (the “Issuer” or “Seagate HDD”), issued a notice (the “Redemption Notice”) to holders of the Issuer’s 3.50% Exchangeable Senior Notes due 2028 (the “Notes”) calling for redemption (the “Redemption”) of all outstanding Notes.

On September 8, 2026 (the “Redemption Date”), all then-outstanding Notes that are called for Redemption and have not been submitted for exchange will be redeemed for cash at a price (the “Redemption Price”) equal to the principal amount of such Notes plus accrued and unpaid interest on such Notes to, but excluding, the Redemption Date. On the Redemption Date, the Redemption Price will become due and payable upon each note to be redeemed and interest thereon will cease to accrue on and after the Redemption Date (unless Seagate HDD fails to pay the Redemption Price due on the Redemption Date in full, in which case interest thereon will continue to accrue until such time as Seagate HDD pays such Redemption Price in full).

The Notes may be exchanged by holders at any time before 5:00 p.m. (New York City time) on September 3, 2026 (the “Exchange Deadline”) (or, if Seagate HDD fails to pay the Redemption Price due on the Redemption Date in full, at any time until such time as Seagate HDD pays such Redemption Price in full). The exchange rate for Notes exchanged after today and through the Exchange Deadline is currently equal to 12.1363 ordinary shares of Seagate, par value $0.00001 per share (the “Ordinary Shares”), per $1,000 principal amount of the notes, and will be adjusted on June 25, 2026 as a result of the Company’s previously announced dividend of $0.74 per ordinary share pursuant to Section 7.05(d) of the indenture governing the notes, dated as of September 13, 2023 among Seagate HDD, the Company, Seagate Technology Unlimited Company and Computershare Trust Company, National Association, as trustee. The principal amount of any Notes submitted for exchange shall be paid in cash, and Seagate HDD has elected to settle the remainer of its exchange obligations in excess of the principal amount for Notes exchanged after today and through the Exchange Deadline by delivering Ordinary Shares, together with cash, if applicable, in lieu of delivering any fractional Ordinary Shares.

Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the planned redemption of the notes. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could,” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on information available to the Company as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, performance or events to differ materially from historical experience and the Company’s present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Seagate Technology Holdings Public Limited Company, dated June 11, 2026 (US)/June 12, 2026 (Singapore)

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2026	SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)